UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2014

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Commerce Way East Aurora, New York	14052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 30, 2014, Astronics Corporation issued a news release announcing its second quarter and year to date financial results for 2014.

The following changes to disclosures made in the July 30, 2014 news release with regard to Astronics engineering and development costs (“E&D”) have no impact on gross profit, net income or earnings per share for either the three or six months ended June 28, 2014.

Included in the news release and the ensuing investor conference call were statements referring to consolidated E&D costs for the three and six months ended June 28, 2014 stating those costs to be $18.4 million and $35.6 million respectively, including $4.4 million and $7.7 million for the three and six months ended June 28, 2014 respectively for businesses acquired after last year’s second quarter.

The news release and investor call should have stated the E&D costs for the three and six months ended June 28, 2014 as $20.6 million and $37.9 million respectively, including $6.7 million and $9.9 million for the three and six months ended June 28, 2014 respectively, for businesses acquired after last year’s second quarter.

The information contained herein shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report, shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASTRONICS CORPORATION

Date: August 4, 2014	By:	/s/ David C. Burney
David C. Burney
Vice President Finance, Chief Financial Officer